SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549

 ---------------------------------------------------------------


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

Date of Report (Date of earliest event reported) November 17, 1997
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                      WINSTON HOTELS, INC.
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     (Exact name of registrant as specified in its charter)


    North Carolina               0-23732           56-1624289
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(State of Incorporation) (Commission File Number)  (IRS Employer
                                                 Identification No.)

     2209 Century Drive, Raleigh, North Carolina       27612
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     (Address of principal executive offices)     (Zip Code)



                          (919) 510-6010
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       Registrant's telephone number, including area code











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Item 5.        Other Events

     Effective November 17, 1997 and November 24, 1997, Winston Hotels, Inc. (the "Company") and WINN Limited Partnership (the "Partnership"), of which the Company serves as sole general partner, entered into agreements with CapStar Hotel Company ("CapStar") and certain of CapStar's affiliates providing for, among other things:

          (i) the amendment ("Lease Amendment") of all existing leases ("Existing Winston Leases") between the Partnership or the Company, as applicable, and Winston Hospitality, Inc. ("Lessee"), the lessee of 38 of the hotels owned at such date by the Partnership or the Company, as applicable; and

          (ii) the future lease ("New Leases") of eight of the Company's hotels which are currently in various stages of planning and development to CapStar Winston Company, L.L.C., a subsidiary of CapStar ("CapStar Subsidiary" and, together with CapStar Management Company, L.P., the "New Lessee").

     In connection with these transactions, CapStar agreed to guarantee the obligations of the New Lessee under the Existing Winston Leases as modified by the Lease Amendment and possibly under future leases. Also, the shareholders of the Lessee have agreed to make certain investments in the Company.

     Also effective November 17, 1997, the Company, the
Partnership and Wachovia Bank, N.A., as Administrative Agent, amended the Credit Agreement dated October 29, 1997 (the "Credit
Agreement").

     Each of the New Leases will be on the same terms as the Existing Winston Leases as modified by the Lease Amendment. The amended leases and related transactions and the amended credit agreement are summarized below:

Sale of Assets of Lessee

     Effective November 17, 1997, the Lessee, pursuant to an
Asset Contribution Agreement dated October 29, 1997 (the
"Contribution Agreement") by and among the Lessee, New Lessee,
CapStar, Robert W. Winston, III and John B. Harris, Jr., contributed certain of its assets, including 32 of the leases between the Lessee and the Partnership or the Company, as applicable, to the New Lessee in exchange for 674,236 partnership units in the New Lessee, valued at approximately $24 million. CapStar is the sole general partner of the New Lessee. The 674,236 partnership units of the New Lessee received by the Lessee in exchange for the contribution of its assets to the New Lessee are redeemable and exchangeable, on a one-for-one basis, for shares of Common Stock of CapStar.

     Effective November 24, 1997, the Lessee, pursuant to an Asset Purchase Agreement dated October 29, 1997 (the "Asset Purchase Agreement") by and among the Lessee, New Lessee, CapStar, Robert W. Winston, III and John B. Harris, Jr., transferred and assigned certain of its assets, including six of the leases between the Lessee and the Partnership, to the New Lessee in exchange for approximately $10 million in cash.

     Robert W. Winston, III, the President and Chief Executive
Officer of the Company owns 90% of the common stock of the Lessee.

Agreement to Lease Newly Developed and Planned Hotels

     In a letter agreement dated November 17, 1997 (the "Letter Agreement"), the Partnership agreed to lease in the future eight hotels, which are currently in various stages of planning and development, to CapStar Subsidiary pursuant to a form of lease agreement substantially in the form of the Existing Winston Leases as modified by the Lease Amendment.

     The Letter Agreement is set forth in Exhibit 10.1 hereto.

Amended Hotel Leases

     Effective November 17, 1997, 32 of the Existing Winston Leases were amended by the Lease Amendment between the Partnership, the Company and CapStar Subsidiary. Effective November 24, 1997, six of the Existing Winston Leases were amended by the Lease Amendment among the Partnership and CapStar Subsidiary. Capitalized terms used but not defined herein shall have the same meaning ascribed to such terms in the Leases as modified by the Lease Amendment. The principal terms of the Lease Amendment were as follows:

     (i)  the term of each Lease was extended to November 30, 2012;
(ii) the definition of "Gross Operating Profit" excludes the New Lessee's central office overhead or general or administrative expenses, but includes accounting services provided by the New Lessee to the Property, in Gross Operating Expenses; (iii) the
New Lessee shall be required, not later than 45 days prior to the commencement of a fiscal year, to submit to the Lessor for approval, its operating budget and capital budget (which capital budget shall not exceed five percent (5%) of the estimated room revenues) with the Lessor having 30 days to approve each or indicate any items the Lessor finds objectionable; (iv) the Lessor shall select all design professionals and contractors for capital projects exceeding $25,000; (v) the New Lessee shall pay all franchise fees; (vi) the New Lessee and any affiliate of the New Lessee controlled by CapStar shall not develop or build a hotel, motel, inn or other lodging facility within five miles of and in direct competition (with respect to level of service, market segment and price point) with the Leased Property; (vii) certain amendments were made to the casualty restoration and condemnation provisions and the abatement procedures; (viii) events of default shall include, among others, (a) failure to pay Base Rent, Percentage Rent or Additional Charges within 15 days after the same becomes due and payable, (b) failure to observe a covenant or condition of the Lease and such failure is not cured within 30 days unless it cannot with due diligence be cured within 30 days, but in no event shall the cure period exceed 90 days, (c) the transfer of a controlling interest in the New Lessee, and (d) declaration of an event of default by the franchisor under the Franchise Agreement with respect to the Leased Property as a result of any actions or failure to act by the New Lessee or any other person with whom the New Lessee contracts for services; (ix) payment of fees by the New Lessee to any affiliate of the New Lessee are prohibited unless such payments are expressly set forth in the Annual Budget or otherwise agreed to by the Lessor; (x) Lessor has the right to approve in advance any manager or proposed manager of the Leased Property which is not an affiliate of the New Lessee, as well as any agreement relating to the management or operation of the Leased Property; (xi) the respective obligations of the parties relating to franchise agreements, capital expenditures and reserves were amended; (xii) the Lessor has a right to terminate the Lease if the Lessor enters into a contract to sell the property and, the Lessor shall, at Lessor's election, pay the New Lessee the net present value of the cash flow from the Lease or offer to lease to the New Lessee a substitute hotel facility comparable to the Leased Property; (xiii) Lessor agrees, commencing January 1, 2012, to negotiate in good faith for an extension of the lease term for a subsequent 15-year period;
(xiv) the parties shall arbitrate any disputes arising under the Lease; (xv) the parties shall indemnify each other under certain circumstances; and (xvi) Lessor's consent is not required for the assignment of the Lease in connection with a change in control of CapStar.

     The Lease Amendments are set forth in Exhibits 10.2 and 10.3, respectively hereto.

CapStar Guaranty

     In connection with the assumption of the Existing Winston Leases and the execution of the Lease Amendment, CapStar executed a limited guaranty agreement (the "Guaranty") guaranteeing the prompt and full payment up to a maximum amount of $20 million of rent and all other amounts payable to the Lessor under the 38 Existing Winston Leases as modified by the Lease Amendment and possibly under future leases.

     The Guaranty is set forth in Exhibit 10.4 hereto.

Investment Agreement

     Also, as an inducement to the Company to consent to the transactions contemplated by the Asset Purchase Agreement, Asset Contribution Agreement and related documents, Mr. Winston and John B. Harris, Jr., the other shareholder of the Lessee, entered into an agreement (the "Investment Agreement") to use their best efforts to purchase an aggregate of 400,000 shares of the Company's Common Stock, par value $.01 per share, prior to the second anniversary of the date of the Asset Purchase Agreement. If such investment is not made prior to the second anniversary, the Company has the right to require Messrs. Winston and Harris to purchase the number of shares equal to the difference of 400,000 less the aggregate number of shares purchased by them during such two-year period.

     The Investment Agreement is set forth in Exhibit 10.5 hereto.

Amended Credit Agreement

     Effective November 17, 1997, the Credit Agreement was amended to substitute CapStar as the lessee referred to in the Credit Agreement and also provided that Line Availability Amounts shall be determined exclusively on the basis of Cash Flow Amount. Certain amendments were also made to the events of default and cure provisions. Capitalized terms used but not defined in this discussion of the Credit Agreement shall have the meaning ascribed to such terms in the Credit Agreement.

     The amendment to the Credit Agreement is set forth in
Exhibit 10.6 hereto.


Item 7.   Financial Statements and Exhibits

       (c)  Exhibits

          10.1 Letter Agreement dated November 17, 1997 between WINN Limited Partnership and CapStar Winston Company, L.L.C.

          10.2 First Amendment to Lease dated November 17, 1997 between WINN Limited Partnership and CapStar Winston Company, L.L.C.

          10.3 First Amendment to Lease dated November 24, 1997 between WINN Limited Partnership and CapStar Winston Company, L.L.C.

          10.4 Guaranty dated November 17, 1997 between CapStar Hotel Company, WINN Limited Partnership and Winston Hotels, Inc.

          10.5 Investment Agreement dated November 17, 1997 between
               Winston Hotels, Inc., Robert W. Winston, III and John B. Harris, Jr.

          10.6 First Amendment to Credit Agreement dated November 17,
               1997 between Winston Hotels, Inc., WINN Limited Partnership, Wachovia Bank, N.A., Branch Banking and Trust Company, NationsBank, N.A., and SouthTrust Bank, N.A.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   WINSTON HOTELS, INC.
                                   (Registrant)

December 10, 1997                       By: /s/ Brent V. West
                                         ------------------------
-----------------
                                         Brent V. West
                                         Vice President and Controller



                          EXHIBIT INDEX


Exhibit Number and Description

     10.1 Letter Agreement dated November 17, 1997 between WINN
          Limited Partnership and CapStar Winston Company, L.L.C.

     10.2 First Amendment to Lease dated November 17, 1997 between WINN Limited Partnership and CapStar Winston Company, L.L.C.

     10.3 First Amendment to Lease dated November 24, 1997 between WINN Limited Partnership and CapStar Winston Company, L.L.C.

     10.4 Guaranty dated November 17, 1997 between CapStar Hotel
          Company,  WINN Limited Partnership and Winston Hotels, Inc.

     10.5 Investment Agreement dated November 17, 1997 between
          Winston Hotels, Inc., Robert W. Winston, III and John B. Harris,
          Jr.

     10.6 First Amendment to Credit Agreement dated November 17,
          1997 between Winston Hotels, Inc., WINN Limited Partnership, Wachovia Bank, N.A., Branch Banking and Trust Company,
          NationsBank, N.A., and SouthTrust Bank, N.A.